 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-281584 and 333-281584-01
Prospectus supplement
(To Prospectus dated August 15, 2024)
Block Financial LLC
$350,000,000 5.375% Notes due 2032
Interest payable March 15 and September 15
Issue price: 99.787%
Fully and unconditionally guaranteed by
H&R Block, Inc.
Block Financial LLC is offering $350,000,000 aggregate principal amount of 5.375% notes due 2032 (the “notes”). Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026. The notes will mature on September 15, 2032. Block Financial LLC may redeem some or all of the notes at any time at the redemption price described in this prospectus supplement. If a Change of Control Triggering Event (defined herein) occurs, Block Financial LLC may be required to offer to purchase the notes from holders as described in this prospectus supplement. There is no sinking fund for the notes.
The notes will be unsecured obligations of Block Financial LLC and will rank equally with all of its other existing and future unsecured and unsubordinated senior indebtedness. The notes will be fully and unconditionally guaranteed by H&R Block, Inc. The guarantees will rank equally with all of H&R Block, Inc.’s existing and future unsecured and unsubordinated senior indebtedness and guarantees. The notes will be issued in registered form only, in denominations of  $2,000 and whole multiples of  $1,000 in excess thereof.
Investing in our notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for more information.
The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
	Per note	Total
Public offering price(1)	99.787%	$349,254,500
Underwriting discount	0.650%	$2,275,000
Proceeds, before expenses, to Block Financial LLC	99.137%	$346,979,500
(1) Plus accrued interest from August 26, 2025, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will not be listed on any securities exchange. There is currently no public market for the notes.
The notes will be ready for delivery in book entry form only through The Depository Trust Company, for the benefit of its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about August 26, 2025.
Joint Book-Running Managers
J.P. Morgan	PNC Capital Markets LLC	US Bancorp
RBC Capital Markets	TD Securities	Truist Securities	Wells Fargo Securities
August 19, 2025

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making offers to sell these notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About this prospectus supplement
This prospectus supplement relates to a prospectus which is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in the accompanying prospectus. As allowed by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as the accompanying prospectus and any free writing prospectus. The accompanying prospectus provides you with general information about the offers and sales of securities that we may make and the securities that we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where you can find more information.” Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made under this prospectus supplement and the accompanying prospectus will, under any circumstances, imply that the information in this prospectus supplement and the accompanying prospectus is correct as of any date after the date of this prospectus supplement and the accompanying prospectus. Any information in subsequent filings that is inconsistent with this prospectus supplement and the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus.
This prospectus supplement offers notes to be issued by Block Financial LLC, a Delaware limited liability company. Block Financial LLC is also referred to as “Block Financial” in this prospectus supplement. The notes are fully and unconditionally guaranteed by H&R Block, Inc., a Missouri corporation. H&R Block, Inc. is also referred to as “H&R Block” and “the Company” in this prospectus supplement. Unless otherwise expressly stated herein or the context otherwise requires, references in this prospectus supplement to “us,” “we” or “our” are collectively to Block Financial and H&R Block.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

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Where you can find more information
H&R Block files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus supplement or the accompanying prospectus. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding H&R Block. H&R Block’s SEC filings can also be found on its website (www.hrblock.com). However, the information on H&R Block’s website is not incorporated by reference in, and is not a part of, this prospectus supplement, the accompanying prospectus or H&R Block’s SEC filings.
We have filed with the SEC a registration statement on Form S-3 covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document to which we refer you are not necessarily complete, and in each instance we refer you to the applicable document filed with the SEC for more complete information.
Incorporation by reference
The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information that Block Financial or H&R Block file later with the SEC may update and supersede the information in this prospectus supplement and the accompanying prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-06089) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the termination of the offering of the securities offered by this prospectus supplement and the accompanying prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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H&R Block’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Annual Report”);

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H&R Block’s Definitive Proxy Statement on Schedule 14A filed on September 25, 2024, as amended, but only to the extent that such information was incorporated by reference into H&R Block’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Annual Report”);

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the subsections of the 2024 Annual Report entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” and “—Fiscal 2024 Compared to Fiscal 2023”; and

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H&R Block’s Current Reports on Form 8-K filed on July 15, 2025, August 11, 2025 and August 15, 2025.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus supplement and the accompanying prospectus). Requests for such documents should be directed to H&R Block’s principal executive office, located at:
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
Attention: Corporate Secretary
Telephone: (816) 854-3000

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Forward-looking statements
This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variations of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “commits,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, services or products, or descriptions of assumptions underlying any of the above. They may also include the expected impact of external events beyond the Company’s control, such as outbreaks of infectious disease, severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made and reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to:
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changes in applicable tax laws have had, and may in the future have, a negative impact on the demand for and pricing of our services;

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the effect of governmental changes in tax filings or Internal Revenue Services (“IRS”) processes;

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increased competition for clients could adversely affect our current market share and profitability;

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the inability to achieve our strategic and operating objectives;

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the effect of offers of free services or products that could adversely affect our revenues and profitability;

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the effect of difficult economic, geopolitical or public health conditions;

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the failure to effectively address fraud within our service offerings;

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the effect of an interruption in our information systems, or those of our franchisees or a third party on which we rely, or an interruption in our access to the internet;

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the effect of significant delays in launching our tax service and product offerings or changes in government regulations or processes (including the acceptance of tax returns and the issuance of refunds and other amounts to clients by the IRS or state tax agencies) that affect how we provide such offerings to our clients;

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the effect of significant problems with our service offerings or the manner in which we provide them to our clients;

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the reliance on a single vendor or a limited number of vendor to provide certain key services or products, and the loss of such relationship, the inability of these key vendors to meet our needs, or errors by the key vendors in providing services to or for us;

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the specialized and highly seasonal nature of our business;

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our reliance on the performance of key personnel, including our executive leadership and other key associates, and the inability to attract and retain key personnel or fully control or accurately predict our labor costs;

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our business depends on our strong reputation and the value of our brands;

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failure to maintain sound business relationships with our franchisees may have a material adverse effect on our business and we may be subject to legal and other challenges resulting from our franchisee relationships;

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our international operations are subject to risks;

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compliance with the complex and evolving laws, regulations, standards and contractual requirements regarding privacy and data protection could require changes in our business practices and increase costs of operations and the failure to comply could result in significant claims, fines, penalties, and damages;

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a security breach of our systems, or a third-party system on which we rely, resulting in unauthorized access to personal information of our clients or employees or other sensitive, nonpublic information, may adversely affect the demand for our services and products, our reputation, and financial performance;

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regulations promulgated by federal and state regulators may affect our financial services and products business in new or unexpected ways, which may impact our ability to offer certain financial services or products or required changes to certain financial services or products;

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the effect of laws and regulations or other regulatory actions;

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risks related to legal actions in connection with our various business activities, both past and present, and current or future legal action that may damage our reputation, impair our product offerings, or result in material liabilities and losses;

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failure to protect our intellectual property rights may harm our competitive position and litigation to protect our intellectual property rights or defend against third party allegations of infringement may be costly;

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our access to liquidity may be negatively impacted by disruptions in the credit markets, downgraded credit ratings or our failure to meet certain covenants;

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risks related to the continued payment of dividends on our common stock and repurchases or our common stock; and

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risks related to changes in corporate tax laws or regulations, or the interpretation thereof.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are described in H&R Block’s 2025 Annual Report, the risk factors described under the caption “Risk factors,” as well as additional factors we may describe from time to time in other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as referenced in “Where you can find more information.” You should understand that it is not possible to predict or identify all such factors, and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In light of the

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significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the performance, events or developments described in those statements or objectives and plans will occur. For these reasons, we caution you against relying on forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the date of this prospectus supplement, the accompanying prospectus or the relevant incorporated document, as the case may be, and, except as required by law, neither we nor the underwriters undertake any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, expectations, new information, data or methods, future events or other changes.

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Non-GAAP financial measures
We refer to certain non-GAAP financial measures in this prospectus supplement, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and free cash flow, which management believes provide additional useful information for management and investors regarding the Company’s performance and financial strength without the effect of specified items that may vary for reasons unrelated to our performance in a given period. All non-GAAP financial measures in this prospectus supplement are from continuing operations. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with accounting principles generally accepted in the United Sates (“GAAP”). Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.

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Summary
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. Because this is a summary, it does not contain all the information that may be important to you. For a more complete understanding of our business and this offering, you should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the risk factors described under the caption “Risk factors” and H&R Block’s consolidated financial statements and related notes.
H&R Block, Inc.
H&R Block provides assisted and do-it-yourself  (DIY) tax preparation solutions through multiple channels (including in-person, online and mobile applications, virtual, and desktop software) and distributes H&R Block-branded services and products, including those of our bank partners, to the general public primarily in the U.S., Canada and Australia. Tax returns are either prepared by H&R Block tax professionals in one of our company-owned or franchise offices, virtually or via an online review, or prepared and filed by our clients through our DIY tax solutions. H&R Block also offers small business financial solutions through company-owned and franchise offices (including in-person, online and virtual) and online through Wave.
H&R Block was organized as a corporation in July 1955 under the laws of the State of Missouri. H&R Block’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. H&R Block’s telephone number is (816) 854-3000.
Block Financial LLC
Block Financial is an indirect, wholly-owned subsidiary of H&R Block. Block Financial, directly or through its subsidiaries, principally provides financing and other services, including: issuing debt obligations and making other borrowings to finance our working capital needs; servicing financial products of our financial partners; and offering credit to H&R Block’s tax preparation franchisees.
Block Financial was organized in May 1992 and was converted to a Delaware limited liability company in January 2008. Block Financial’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. Block Financial’s telephone number is (816) 854-3000.
Recent developments
CEO succession
On August 7, 2025, Jeffrey J. Jones II notified the Company’s Board of Directors (the “Board”) of his intention to retire as President and Chief Executive Officer of the Company as of December 31, 2025. Mr. Jones will also retire from the Board, effective on December 31, 2025 assuming his reelection to the Board at H&R Block’s upcoming 2025 annual meeting of shareholders. The Board has appointed Curtis A. Campbell, currently H&R Block’s President, Global Consumer Tax and Chief Product Officer, to succeed Mr. Jones as President and Chief Executive Officer, effective immediately upon Mr. Jones’ retirement. For more information about the CEO succession, see our Current Report on Form 8-K filed on August 11, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Amended and restated credit agreement
On July 11, 2025, Block Financial entered into a Fifth Amended and Restated Credit and Guarantee Agreement governing its unsecured committed line of credit (“CLOC”), which amended and restated the existing CLOC, extending the scheduled maturity date to July 11, 2030, maintaining the aggregate principal amount of  $1.5 billion, and revising the applicable rate table. Other material terms remain unchanged from our existing CLOC. For more information about this agreement, see our Current Report on Form 8-K filed on July 15, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Quarterly dividend
On August 12, 2025, the Company’s Board declared a quarterly cash dividend of  $0.42 per share, which is payable on October 6, 2025 to shareholders of record as of September 4, 2025.

The offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of notes” in this prospectus supplement. References in this summary to “we,” “us,” “our” or “the Company” are to Block Financial LLC only.
Issuer
Block Financial LLC, a Delaware limited liability company.
Guarantor
H&R Block, Inc., a Missouri corporation.
Notes offered
$350,000,000 aggregate principal amount of 5.375% notes due 2032, fully and unconditionally guaranteed by H&R Block.
Maturity date
The notes will mature on September 15, 2032, unless earlier redeemed by us at our option.
Interest
The notes will bear interest at the rate of 5.375% per annum from August 26, 2025 or from the most recent interest payment date on which we paid or provided for interest on the notes until their principal is paid.
Interest payment dates
The interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026 to holders of record at the close of business on the preceding March 1 and September 1, respectively.
Optional redemption
At our option, we may redeem the notes, in whole or in part, on any date that is prior to July 15, 2032 (which is the date that is two months prior to the maturity date of the notes) at a redemption price equal to the greater of  (a) 100% of the principal amount of the notes to be redeemed or (b) a “make-whole” amount described herein, plus in either case accrued and unpaid interest to the applicable redemption date. See “Description of notes—Optional redemption.”
In addition, at our option, we may redeem the notes, in whole or in part, at any time on or following July 15, 2032 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the applicable redemption date.
Mandatory offer to repurchase
If a “Change of Control Triggering Event” (as defined in this prospectus supplement) occurs, we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to the repurchase date.

See “Description of notes—Change of control triggering event.”
Ranking
The notes will be general unsecured obligations of Block Financial and will rank equal in right of payment, on a pari passu basis, with all of its other existing and future unsecured and unsubordinated senior indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by H&R Block. The guarantees will rank equal in right of payment, on a pari passu basis, with all of H&R Block’s existing and future unsecured and unsubordinated senior indebtedness and guarantees. The notes and the guarantees will be effectively junior to any secured debt of Block Financial or H&R Block to the extent of the value of the collateral securing any such debt and effectively junior to liabilities of the subsidiaries of Block Financial or H&R Block (other than Block Financial), in each case as may be outstanding from time to time.
As of June 30, 2025, Block Financial and its subsidiaries had outstanding approximately $27.8 million of liabilities (excluding intercompany liabilities) effectively ranking senior to the notes and approximately $1.5 billion of aggregate principal amount of indebtedness ranking pari passu with the notes. As of the same date, H&R Block and its subsidiaries (excluding Block Financial and its subsidiaries) had outstanding approximately $1.6 billion of liabilities (excluding intercompany liabilities) effectively ranking senior to the guarantees of the notes and $1.5 billion of aggregate principal amount of indebtedness ranking pari passu with the guarantees of the notes.
Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants will, among other things, restrict (in each case with certain exceptions) the ability of:
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H&R Block and any of its subsidiaries to create or permit to exist certain liens; and

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H&R Block and Block Financial to consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of the assets of H&R Block on a consolidated basis to any person.

Additional notes
We may, without the consent of holders, issue additional notes in the future on the same terms and conditions (except for any differences in the issue price and interest accrued prior to the issue date of the additional notes), and with the same CUSIP number, as the notes offered hereby; provided that if such additional notes are not fungible with the original notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any such additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture.
No public market
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have informed us that they intend to make a secondary market in the notes, but they are not obligated to do so and may discontinue any market making activity at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Underwriting.”
Denomination and form
We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of  $1,000 in excess thereof.
Trustee
U.S. Bank Trust Company, National Association.
Governing law
The notes, the guarantees and the indenture will be governed by New York law.
Use of proceeds
The net proceeds to us from the sale of the notes offered hereby are expected to be approximately

$346.1 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, redeeming or repaying our 5.250% notes due 2025. See “Use of proceeds.”
Risk factors
Investing in our notes involves risks. See the “Risk factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus, the “Risk Factors” section of H&R Block’s 2025 Annual Report, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Risk factors
Investing in our notes involves a risk of loss. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the “Risk Factors” section of H&R Block’s 2025 Annual Report, all of which are incorporated by reference herein, before making an investment decision with respect to the notes.
Risks relating to the notes
We may be unable to pay interest on or repay the notes; our subsidiaries will have no obligations to the holders of the notes, and the liabilities of our subsidiaries will be effectively senior to the notes and the guarantees.
The notes will mature on September 15, 2032. In addition, Block Financial will be obligated to pay interest on the notes semi-annually on March 15 and September 15 of each year, beginning March 15, 2026. On June 30, 2025, H&R Block and Block Financial (without duplication and excluding their respective subsidiaries) had approximately $1.5 billion of aggregate principal amount of indebtedness. Our ability to make interest payments on this debt will depend in part on our cash flow. Each of H&R Block and Block Financial is a holding company that operates through its subsidiaries. High leverage creates risks, including potential negative impacts on our credit rating. Our debt service payments may also place us at a disadvantage relative to other competitors with lower debt ratios and increase the impact of competitive pressures within our markets. Block Financial expects to incur indebtedness and rely in part on borrowings under our existing credit facility and other external sources of financing to fund the costs of any new investments, capital expenditures, share repurchases and other items. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover required debt service payments.
In addition, our cash flow and, consequently, our ability to pay interest in cash and to service our debt, including the notes, will be dependent upon the cash flow of our subsidiaries and the payment of funds to us by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct obligations. As of June 30, 2025, H&R Block’s subsidiaries (other than Block Financial and its subsidiaries) had outstanding liabilities (excluding intercompany liabilities) of approximately $1.6 billion effectively ranking senior to the guarantees of the notes. Our subsidiaries may incur additional liabilities. The liabilities of our subsidiaries (other than Block Financial and its subsidiaries) will be effectively senior to the notes and the guarantees.
The indenture governing the notes will not limit our ability to incur additional indebtedness, pay dividends, issue or repurchase securities, engage in transactions with affiliates or engage in other activities, which could adversely affect our ability to pay our obligations under the notes or otherwise adversely impact you as a holder of the notes.
The indenture governing the notes does not contain any financial covenants and contains only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends, repurchase securities and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinate. Our ability to incur additional indebtedness and use our funds for a wide range of purposes may limit the funds available to pay our obligations under the notes or otherwise adversely impact you as a holder of the notes.

We may not be able to repurchase the notes upon a change of control.
Upon the occurrence of a change of control event that constitutes a Change of Control Triggering Event (as defined in this prospectus supplement), unless Block Financial has exercised its right to redeem the notes, each holder of notes will have the right to require it to repurchase all or any part of such holder’s notes at a price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase. If a Change of Control Triggering Event occurs, there can be no assurance that Block Financial (or H&R Block as guarantor) would have sufficient financial resources available to satisfy the obligation to repurchase the notes. Block Financial’s failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of notes—Change of control triggering event.”
We may choose to redeem the notes prior to maturity.
We may redeem the notes, in whole or in part, at any time. See “Description of notes—Optional redemption.” Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.
Our credit ratings may not reflect all risks of an investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. These credit ratings are limited in scope and do not address all material risks related to an investment in the notes but rather reflect only the view of each rating agency at the time the rating is issued.
There can be no assurance that our credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Any further actual or anticipated negative changes or downgrades in our credit ratings or ratings outlook or watch, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing agency. Each agency’s rating should be evaluated independently of any other agency’s rating.
No prior market exists for the notes, and you cannot be sure that an active trading market will develop for the notes.
No public market exists for the notes, and we cannot assure you as to the liquidity of any market that may develop for the notes, the ability of the holders to sell their notes or the price at which holders will be able to sell their notes. We do not intend to apply for listing the notes on any securities exchange. Future trading prices of the notes will depend on many factors including, among other things, prevailing interest rates, our credit ratings, our operating results and the market for similar securities.
The underwriters have informed us that they intend to make a secondary market in the notes. They are not, however, obligated to do so, and they may discontinue any such market making activity at any time without notice to the holders of the notes. See “Underwriting.”

If trading markets do develop, changes in our ratings of the financial markets could adversely affect the market prices of the notes.
The market prices of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by Moody’s Investors Service Inc. and Standard & Poors Ratings Services, the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
An increase in interest rates could result in a decrease in the market value of the notes.
In general, as market interest rates rise, the value of notes bearing interest at a fixed rate generally decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Volatility in the debt markets could adversely affect the market value of the notes.
The market value for the notes depends on many factors, including:
•
our credit ratings with the rating agencies;

•
the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to H&R Block;

•
our financial condition, financial performance and future prospects; and

•
the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized market conditions, could have an adverse effect on the market value of the notes. Certain of the Company’s existing debt securities may trade below par.
Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees, subordinate claims in respect of notes and guarantees and require noteholders to return payments received from obligors.
The issuance of the notes by Block Financial and the guarantees by H&R Block may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization proceeding or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of Block Financial or H&R Block, or if Block Financial or H&R Block were to voluntarily commence a bankruptcy, liquidation or reorganization case for itself. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce notes or guarantees, or subordinate such obligations to such obligor’s existing and future indebtedness. In addition, any payment on such notes or guarantees could be voided and required to be returned to the applicable obligor or to a fund for the benefit of such obligor’s creditors. While the relevant laws may vary from state to state, a court might do so if it found that when the issuer issued the notes or a guarantor entered into its guarantee, or, in some jurisdictions, when payments became due thereunder, the applicable obligor received less than reasonably equivalent value or fair consideration and either:
•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the fraudulent transfer laws discussed above will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

In addition, the incurrence of obligations under the notes or the guarantees, without regard to the above factors, could constitute a fraudulent transfer or conveyance if those obligations were determined to be incurred with actual intent to hinder, delay or defraud creditors of H&R Block or Block Financial, respectively.
If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or the guarantees or subordinate the notes or the guarantees to presently existing and future indebtedness of the applicable obligor, or require the holders of the notes to repay any amounts received with respect to such obligations. In such event, you may not receive any further payment on the notes and you may be directed to repay amounts you already received in respect of the notes.

Selected financial data
Set forth below are selected consolidated financial data of H&R Block for the periods indicated. H&R Block’s selected consolidated financial data as of the end of, and for each year in, the three-year period ended June 30, 2025 have been derived from H&R Block’s audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. H&R Block’s selected consolidated financial data for the years ended June 30, 2022 and 2021 and April 30, 2019 have been derived from H&R Block’s audited consolidated financial statements, which are not incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of future performance or results of operations. This table should be read in conjunction with H&R Block’s consolidated financial statements, including the related footnotes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in H&R Block’s 2025 Annual Report and 2024 Annual Report, which are incorporated by reference herein and available as described under “Incorporation by reference” and “Where you can find more information.”
Income Statement Data
	Fiscal years ended June 30,					Fiscal year ended April 30,
	2025	2024	2023	2022	2021	2019
	(In thousands)
Revenues	$3,760,995	$3,610,347	$3,472,185	$3,463,270	$3,588,645	$3,094,881
Net income from continuing operations	$609,450	$597,963	$561,800	$560,646	$690,458	$445,256
Net income	$605,773	$595,317	$553,700	$553,674	$683,949	$422,509
Balance Sheet Data
(In thousands)	As of June 30, 2025
Cash and cash equivalents	$983,277
Cash and cash equivalents–restricted	$19,862
Total assets	$3,263,898
Long-term debt (including current portion of long-term debt)	$1,493,198
Stockholders’ equity	$88,896
Other data
	Fiscal years ended June 30,					Fiscal year ended April 30,
	2025	2024	2023	2022	2021	2019
			(In thousands, except per share data)
Net cash provided by operating activities	$680,883	$720,860	$821,841	$808,537	$761,236	$606,538
EBITDA(1)	$976,343	$963,186	$914,691	$889,529	$1,051,442	$798,906
Diluted EPS from continuing operations	$4.42	$4.14	$3.56	$3.26	$3.67	$2.15
Free cash flow(2)	$598,849	$657,182	$752,143	$746,582	$708,183	$511,048

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA is not a recognized term under GAAP and is not an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.
(2) Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is not a recognized term under GAAP and is not an alternative to net cash provided by operating activities as a measure of liquidity. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.
Reconciliation of net income to EBITDA
	Fiscal years ended June 30,					Fiscal year ended April 30,
	2025	2024	2023	2022	2021	2019
			(In thousands)
Net income	$605,773	$595,317	$553,700	$553,674	$683,949	$422,509
Discontinued operations, net	$3,677	$2,646	$8,100	$6,972	$6,509	$22,747
Net income from continuing operations	$609,450	$597,963	$561,800	$560,646	$690,458	$445,256
Add back:
Income taxes	$171,953	$164,359	$149,412	$98,423	$106,675	$99,904
Interest expense	$78,113	$79,080	$72,978	$88,282	$99,491	$87,051
Depreciation and amortization	$116,827	$121,784	$130,501	$142,178	$154,818	$166,695
	$366,893	$365,223	$352,891	$328,883	$360,984	$353,650
EBITDA from continuing operations	$976,343	$963,186	$914,691	$889,529	$1,051,442	$798,906
Reconciliation of net cash provided by operating activities to free cash flow
	Fiscal years ended June 30,					Fiscal year ended April 30,
	2025	2024	2023	2022	2021	2019
			(In thousands)
Net cash provided by operating activities	$680,883	$720,860	$821,841	$808,537	$761,236	$606,538
Less: capital expenditures	$(82,034)	$(63,678)	$(69,698)	$(61,955)	$(53,053)	$(95,490)
Free cash flow	$598,849	$657,182	$752,143	$746,582	$708,183	$511,048

Capitalization
The following table sets forth cash and cash equivalents and the total consolidated capitalization of H&R Block as of June 30, 2025, on an actual basis and as adjusted to give effect to the issuance of the notes. This table should be read in conjunction with H&R Block’s consolidated financial statements and related notes contained in H&R Block’s 2025 Annual Report, which is incorporated by reference herein. See “Incorporation by reference.”
	As of June 30, 2025
(Unaudited, in thousands except share data)	Actual	As adjusted(1)
Cash and cash equivalents	$983,277	$1,329,327
Cash and cash equivalents–restricted	19,862	19,862
Debt:
Credit Facility(2)	$—	$—
5.250% notes due 2025	350,000	350,000
2.500% notes due 2028	500,000	500,000
3.875% notes due 2030	650,000	650,000
Notes offered hereby	—	350,000
Debt issuance costs and discounts	(6,802)	(10,752)
Total debt	$1,493,198	$1,839,248
Shareholders’ equity:
Common stock, no par, stated value $.01 per share, 800,000,000 shares authorized, 164,367,434 shares issued	$1,644	$1,644
Additional paid-in capital	766,998	766,998
Accumulated other comprehensive income	(47,755)	(47,755)
Retained earnings	12,061	12,061
Less treasury shares, at cost	(644,052)	(644,052)
Total shareholders’ equity	88,896	88,896
Total capitalization(3)	$2,585,233	$3,277,333
(1) We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, redeeming or repaying our 5.250% notes due 2025. This column does not reflect the potential application of the use of proceeds from this offering to redeem our 5.250% notes due 2025. Pending such use of net proceeds, we expect to invest the proceeds in short-term interest-bearing deposits. See “Use of proceeds.”
(2) We have an unsecured committed line of credit that provides for borrowings in an aggregate principal amount up to $1.5 billion. See “Summary—Recent developments—Amended and restated credit agreement.”
(3) Includes cash and cash equivalents (including restricted cash and cash equivalents), total debt and total shareholders’ equity.

Use of proceeds
The net proceeds to us from the sale of the notes offered hereby are expected to be approximately $346.1 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, redeeming or repaying the $350.0 million in principal outstanding of our 5.250% notes due 2025. The 5.250% notes due 2025 are scheduled to mature on October 1, 2025, but we may redeem the notes, in whole or in part, at any time on or following July 1, 2025 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date. Pending such use of net proceeds, we expect to invest the proceeds in short-term interest-bearing deposits.
Some of the underwriters or their affiliates may hold our 5.250% notes due 2025. As a result, they may receive a portion of the offering proceeds.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell our 5.250% notes due 2025 and does not constitute a redemption notice for our 5.250% notes due 2025.

Description of notes
The notes are to be issued under an indenture dated as of October 20, 1997 originally among Block Financial, H&R Block and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as trustee, as supplemented. We intend to designate U.S. Bank Trust Company, National Association as trustee under the indenture for the notes, pursuant to a supplemental indenture to be entered into upon consummation of this offering. The following summarizes certain provisions of the notes and the indenture. A copy of the indenture is an exhibit to the registration statement of which the accompanying prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the notes and the indenture, including the definitions of certain terms. Capitalized terms used in this “Description of notes” and not otherwise defined have the meanings attributed to them in the indenture.
References in this “Description of notes” to “we”, “us”, “our” or “the Company” are to Block Financial LLC only.
General
The notes will initially be limited to $350,000,000 aggregate principal amount and will mature on September 15, 2032. The notes will bear interest at the rate of 5.375% per annum from August 26, 2025 or from the most recent interest payment date on which we paid or provided for interest on the notes until their principal is paid. We will pay interest semi-annually on March 15 and September 15 of each year, commencing March 15, 2026, to the registered holders at the close of business on the preceding March 1 or September 1, whether or not a business day. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date is not a business day, payment will be made on the next business day and no additional interest will accrue.
Issuance of additional notes
We may, without the consent of the holders, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any differences in the issue price and interest accrued prior to the issue date of the additional notes), and with the same CUSIP number, as the notes offered hereby; provided that if such additional notes are not fungible with the original notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes (and all obligations under the indenture, including fees, expenses and indemnity obligations) offered by this prospectus supplement and any such additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture. There is no limitation on the amount of other debt securities we may issue under the indenture.
Ranking
The notes will be general unsecured obligations of Block Financial and will rank equal in right of payment, on a pari passu basis, with all of its other existing and future unsecured and unsubordinated senior indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by H&R Block. The guarantees will rank equal in right of payment, on a pari passu basis, with all of H&R Block’s existing and future unsecured and unsubordinated senior indebtedness and guarantees. The notes and the guarantees will be effectively junior to any secured debt of Block Financial or H&R Block, and effectively junior to liabilities of the subsidiaries of Block Financial or H&R Block (other than Block Financial), in each case as may be outstanding from time to time.

Guarantees
H&R Block will fully and unconditionally guarantee to each holder of notes the due and punctual payment of the principal of, and any premium and interest on, the notes, when and as the same become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. H&R Block has:
•
agreed that its obligations under the guarantees in the event of an event of default with respect to the notes will be as if it were principal debtor and not merely a surety, and will be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of the notes or the indenture, any failure to enforce the provisions of the notes or the indenture, any waiver, modification or indulgence granted to us with respect thereto, by the holders of notes or by the trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor;

•
waived diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of us, any right to require a proceeding first against us, the benefit of discussion, protest or notice with respect to the notes or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of the notes and all demands whatsoever; and

•
covenanted that the guarantees will not be discharged with respect to the notes except by payment in full of the principal thereof and any premium and interest thereon or as otherwise provided in the indenture.

Optional redemption
We may, at our option, redeem the notes, in whole or in part, at any time prior to July 15, 2032 (which is the date that is two months prior to the maturity date of the notes) (the “Par Call Date”) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

•
(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
In addition, at our option, we may redeem the notes, in whole or in part, at any time on or following the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error.
We will mail or electronically deliver (or otherwise transmit in accordance with DTC’s procedures) notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed (with notice to the trustee given at least 5 days prior to when notice is provided to holders, unless a shorter period is agreed to by the trustee). Any notice of redemption may, at our discretion, be conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the occurrence or consummation of any event or transaction as described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by us. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.
We understand that under DTC’s current practice, if we elect to redeem less than all of the notes, DTC would determine by lot the notes to be redeemed. If at the time of a partial redemption, individual notes have been issued in definitive form, the trustee will select the notes to be redeemed in accordance with its policies and procedures.

Change of control triggering event
If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described under “—Optional redemption” above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of  $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will send a notice to the holders of the notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such conflicts.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of the notes or portions of the notes properly tendered; and

•
deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of all notes or portions of the notes being purchased by us.

Unless we default in the Change of Control Payment, on and after the Change of Control Payment Date, interest will stop accruing on the notes or portions of the notes tendered for repurchase pursuant to the Change of Control Offer.
For purposes of the foregoing discussion of a repurchase at the option of holders of notes upon the occurrence of a Change of Control Triggering Event and for “Limitation on liens” below, the following definitions are applicable:
“Below Investment Grade Rating Event” means the ratings on the notes are lowered by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of H&R Block’s properties or assets and of its subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (a “Group”) other than Block Financial or H&R Block or one of their subsidiaries or a holding company satisfying the conditions of the proviso below;
(b) the adoption of a plan relating to the liquidation or dissolution of H&R Block;
(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than Block Financial or H&R Block or one of their subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of H&R Block’s or Block Financial’s Voting Stock; or
(d) the first day on which a majority of the members of the board of directors of H&R Block are not Continuing Directors.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) H&R Block becomes a direct or indirect, wholly-owned subsidiary of a holding company or transfers all or substantially all of its assets to a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Voting Stock of H&R Block immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Director” means, as of any date of determination, any member of the board of directors of H&R Block who (1) was a member of the board of directors of H&R Block on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to the H&R Block board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors of H&R Block at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by H&R Block (as certified by a resolution of its board of directors) as a replacement agency for Moody’s or S&P, or either of them, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.
Limitation on liens
H&R Block may not, and may not permit any of its Subsidiaries (as defined below) to create or permit to exist any Lien (as defined below) on any Principal Property (as defined below) or any stock or Indebtedness (as defined below) of a Restricted Subsidiary, whether owned on the date of issuance of the notes or thereafter acquired, to secure any obligation, unless H&R Block contemporaneously secures the notes equally and ratably with (or prior to) that obligation. The preceding sentence will not require H&R Block to secure the notes if the Lien consists of the following:
•
Permitted Liens (as defined below); or

•
Liens securing Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, all Indebtedness of H&R Block and its subsidiaries secured by Liens on any Principal Property (other than Permitted Liens), at the time of determination does not exceed the greater of  $250 million or 15% of the total consolidated stockholders’ equity of H&R Block as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of H&R Block.

Under the indenture, “Permitted Liens” of any Person are defined as—
(a)
pledges or deposits by that Person under worker’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, trade contracts, tenders, contracts (other than for the payment of Indebtedness) or leases to which that Person is a party, or deposits to secure public or statutory obligations of that Person or deposits of cash or bonds to secure performance, surety or appeal bonds to which that Person is a party or which are otherwise required of that Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

(b)
Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, repairmen’s, vendors’, workmen’s, operators’, factors and mechanics liens, in each case for sums not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings;

(c)
Liens for taxes, assessments and other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings;

(d)
survey exceptions, encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of that Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely detract from the value of the affected properties or materially interfere with the ordinary course of business of that Person;

(e)
Liens existing on or provided for under the terms of agreements existing on the date the notes are issued (including, without limitation, under existing credit agreements);

(f)
Liens on property at the time H&R Block or any of its Subsidiaries acquired the property or the entity owning the property; however, any such Lien may not extend to any other property owned by H&R Block or any of its Subsidiaries;

(g)
Liens on any Principal Property, or any shares of stock or Indebtedness of any Subsidiary, that H&R Block or any Subsidiary acquires after the date of the indenture that are created contemporaneously with such acquisition, or within 24 months after the acquisition, to secure or provide for the payment or financing of any part of the purchase price;

(h)
Liens and transfers arising from, or in connection with, any securitization, sale or other transfer, or any financing, involving loans, servicing assets, securities, receivables or other financial assets (or, in each case, portions thereof, or participations therein) and/or, in each case, related rights and interests;

(i)
Liens securing a Hedging Obligation (as defined in the Indenture) so long as such Hedging Obligation is of the type customarily entered into for the purpose of limiting risk;

(j)
Liens on property securing Indebtedness of H&R Block or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing that property or assets used in connection with that property;

(k)
Liens securing intercompany Indebtedness and obligations (including under repurchase agreements or other similar obligations) owed to H&R Block or a wholly-owned subsidiary of H&R Block;

(l)
Liens on any property to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality thereof;

(m)
Liens required by any contract, statute, regulation or order in order to permit H&R Block or any of its Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or any department, agency or instrumentality of either or to secure partial, progress, advance or other payments by H&R Block or any of its Subsidiaries to the United States or any State thereof or any department, agency or instrumentality of either pursuant to the provisions of any contract, statute, regulation or order;

(n)
Liens securing Indebtedness of joint ventures in which H&R Block or a Subsidiary has an interest to the extent the Liens are on property or assets of those joint ventures;

(o)
Liens arising in connection with payables to brokers and dealers in the ordinary course of business;

(p)
Liens arising in connection with deposits and other liabilities incurred by banking and/or other financial services or cash management activities in the ordinary course of business;

(q)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to bank accounts maintained by H&R Block and its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained; provided that, unless the Liens are nonconsensual and arise by operation of law, the Liens shall not secure (either directly or indirectly) the repayment of any Indebtedness;

(r)
Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of H&R Block or any of its Subsidiaries;

(s)
legal or equitable Liens deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment lien or attachment lien in aid of execution on a judgment);

(t)
any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted upon such Person’s actual knowledge thereof, unless the attachment giving rise to the Lien will not, within 60 days after the entry thereof, have been discharged or fully bonded or will not have been discharged within 60 days after the termination of any such bond;

(u)
any judgment Lien, unless the judgment it secures will not, within 60 days after the entry of the judgment, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within 60 days after the expiration of any such stay;

(v)
Liens to banks or other financial institutions arising from the issuance of letters of credit issued by those banks or other financial institutions;

(w)
rights of a common owner of any interest in property held by that Person;

(x)
any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect H&R Block and its Subsidiaries taken as a whole;

(y)
Liens securing Indebtedness in an aggregate outstanding principal amount not to exceed $300,000,000 on (i) the property located at One H&R Block Way, Kansas City, Missouri, together with all adjacent properties, including, without limitation, parking structures, owned by H&R Block and its subsidiaries and (ii) all rights, incentives, benefits and other interests related thereto, including air rights, development rights and tax incentives; and

(z)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any obligation secured by any Lien referred to in the foregoing clauses (e) through (n); provided, however, that:

(i)
the new Lien must be limited to all or part of the same property that secured the original Lien (plus improvements on the property), and

(ii)
the Indebtedness secured by the Lien at such time is not increased to any amount greater than the sum of:

(A)
the outstanding principal amount or, if greater, committed amount of the obligations described under clauses (e) through (n) at the time the original Lien became a Permitted Lien under the indenture, and

(B)
an amount necessary to pay any fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement.

Under the indenture, the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
Under the indenture, the term “Principal Property” means, as of any date of determination, any property or assets owned by H&R Block or any Subsidiary other than any such property or assets which, in the good faith opinion of H&R Block’s board of directors, are not of material importance to the business conducted by H&R Block and its Subsidiaries taken as a whole; it being understood and agreed that in no event will the term “Principal Property” includes any ownership interests in, or any property or assets of any entity whose activities are reported as discontinued operations.
Under the indenture, the term “Restricted Subsidiary” means a Subsidiary of H&R Block which shall at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more Subsidiaries of H&R Block, own or lease a Principal Property.
Under the indenture, the term “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
Under the indenture, the term “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
•
the principal of Indebtedness of such Person for borrowed money;

•
the principal of obligations of that Person evidenced by bonds, debentures, notes or other similar instruments;

•
all obligations of that Person that are required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles in the United States in effect as of the date on which the notes are issued;

•
all obligations of that Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables (as defined in the indenture));

•
all obligations of that Person in respect of letters of credit, banker’s acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations listed in the preceding four bullet points) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•
the amount of all obligations of that Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (as defined in the indenture) (but excluding, in each case, any accrued dividends);

•
all Indebtedness of other Persons secured by a Lien on any asset of that Person, whether or not the Indebtedness is assumed by that Person; provided, however, that the amount of the Indebtedness will be the lesser of:

•
the fair market value of the asset at the date of determination;

•
the amount of the Indebtedness of the other Persons; and

•
all Indebtedness of other Persons to the extent Guaranteed (as defined in the Indenture) by that Person.

Notwithstanding the foregoing, no lease will be deemed a “capitalized lease” for any purpose under the indenture if such lease has been classified as an operating lease in accordance with generally accepted accounting principles in the United States.
Consolidation, merger and sale of assets
Neither H&R Block nor Block Financial may consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all the assets of H&R Block on a consolidated basis to any Person (other than H&R Block or any subsidiary), unless the following conditions have been satisfied:
•
either (1) H&R Block or Block Financial is the continuing Person in the case of a consolidation or merger or (2) the resulting, surviving or transferee Person if other than H&R Block or Block Financial (the “successor company”) is a Person organized and existing under the laws of the United States, any State, or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of the obligations of H&R Block or Block Financial, as applicable, under the notes and the indenture;

•
immediately after giving effect to the transaction (and treating any Indebtedness that becomes an obligation of the successor company or any Subsidiary of H&R Block as a result of the transaction as having been incurred by the successor company or the Subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

•
H&R Block has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture.

So long as any of the notes are outstanding, and subject to the rights of H&R Block and Block Financial under this “—Consolidation, merger and sale of assets” provision, H&R Block will continue to own, directly or indirectly, all of our outstanding voting equity securities.
Events of default and remedies
The notes will contain the following events of default:
•
default in the payment of any installment of interest on the notes as and when the same becomes due and payable and continuance of the default for a period of 30 days;

•
default in the payment of principal or premium, if any, with respect to the notes as and when the same becomes due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise;

•
failure on the part of H&R Block to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•
failure on the part of H&R Block or us duly to observe or perform any of our other covenants or agreements with respect to the notes, which failure continues for a period of 60 days after the date on which the trustee or the holders of at least 25% of the then outstanding principal amount of the notes provide written notice specifying the failure and requiring H&R Block or us to remedy the same;

•
Indebtedness of H&R Block or any Subsidiary of H&R Block is not paid within any applicable grace period after final maturity or is accelerated by the holders of the Indebtedness because of a default, but only if the total amount of the Indebtedness unpaid or accelerated exceeds $100 million or the United States dollar equivalent at the time and the default remains uncured or the acceleration is not rescinded for 10 days after the date on which the trustee or the holders of at least 25% of the then outstanding principal amount of the notes provide written notice specifying the failure and requiring H&R Block to remedy the same;
•
Block Financial, H&R Block or any of its Restricted Subsidiaries:

•
commence a voluntary case or proceeding or files any petition seeking relief under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law;

•
consent to the institution of, or fail to controvert within the time and in the manner prescribed by law any such proceeding or the filing of any such petition;

•
apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for us, H&R Block or any of its Restricted Subsidiaries or for a substantial part of its property;

•
file an answer admitting the material allegations of a petition filed against it in any such proceeding;

•
make a general assignment for the benefit of creditors;

•
admit in writing its inability or fail generally to pay its debts as they become due;

•
take corporate action for the purpose of effecting any of the foregoing; or

•
take any comparable action under any foreign laws relating to insolvency; or

•
a court of competent jurisdiction enters an order or decree for:

•
relief in respect of Block Financial, H&R Block or any of its Restricted Subsidiaries or a substantial part of any of their property under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law;

•
the appointment of a receiver, trustee, custodian, sequestrator or similar official for Block Financial, H&R Block or any of its Restricted Subsidiaries or for a substantial part of any of their property (except any decree or order appointing such official of any Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of H&R Block or to H&R Block);

•
the winding-up or liquidation of Block Financial, H&R Block or any of its Restricted Subsidiaries (except any decree or order approving or ordering the winding up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of H&R Block or to H&R Block); or

•
any similar relief is granted under any foreign laws,

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.
It is understood and agreed that no action, activity, event, order, decree or relief described in either of the two immediately preceding events of default that relates solely to any ownership interests in, or any property or assets of, any entity whose activities are reported as discontinued operations will constitute an event of default.
If an event of default occurs and is continuing with respect to the notes, unless the principal and interest of the notes have already become due and payable, either the trustee or the holders of at least 25% of the then outstanding principal amount of the notes may declare the principal of and interest on all the notes due and payable immediately.

The holders of a majority in principal amount of the notes by notice to the trustee may rescind an acceleration and its consequences with respect to the notes if the rescission would not conflict with any judgment or decree already rendered and if all existing events of default with respect to the notes have been cured or waived, except nonpayment of principal or interest that has become due solely because of acceleration. Upon any such rescission, the parties shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties shall continue as though no proceeding had been taken.
If an event of default occurs and is continuing with respect to the notes, the trustee may:
•
institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the notes or the indenture;

•
prosecute any such action or proceeding to judgment or final decree; and

•
enforce any such judgment or final decree against us or any other obligor on the notes.

In addition, if any proceedings for the bankruptcy or insolvency of us or any other obligor on the notes are pending, or if a receiver, trustee, or similar official is appointed for its property, the trustee may file and prove a claim for the whole amount of principal, premium and interest owing and unpaid with respect to the notes.
The holders of a majority in aggregate principal amount of the notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of the indenture, and that subject to the certain provisions in the indenture regarding duties and responsibilities of the trustee, the trustee shall have the right to decline to follow any such direction if the trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to holders of notes not taking part in such direction; and provided further, however, that nothing contained in the indenture shall impair the right of the trustee to take any action deemed proper by the trustee and which is not inconsistent with such direction by such holders.
No holder of notes will have any right to institute any action or proceeding upon or under or with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:
•
the holder previously has given written notice to the trustee that an event of default with respect to the notes has occurred and is continuing;

•
the holders of at least 25% of the outstanding principal amount of the notes have requested the trustee to institute such action or proceeding with respect to the event of default and have offered to the trustee such indemnity as it may require against the costs, expenses, and liabilities to be incurred by it in connection with the action or proceeding; and

•
the trustee, for 60 days after its receipt of the above notice, request, and offer of indemnity has failed to institute the action or proceeding and no direction inconsistent with the written request has been given to the trustee pursuant to the provisions of the indenture.

Prior to the acceleration of the maturity of the notes, the holders of a majority of the outstanding principal amount of the notes may, on behalf of the holders of all the notes, waive any past default or event of default and its consequences, except:
•
a default in the payment of the principal, premium, if any, or interest with respect to the notes; or

•
a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected thereby.

In case of any waiver, the default will cease to exist, any event of default arising therefrom will be deemed to have been cured for all purposes, and we, the trustee and the holders of the notes will be restored to our former positions and rights under the indenture.
Except in the case of a default in the payment of principal of, or premium, if any, or interest on, any note that is to be paid by the trustee, as paying agent, the trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from the H&R Block, Block Financial or a holder describing such default or event of default, and stating that such notice is a notice of default.
Within 90 days after the occurrence of a default known to the trustee with respect to the notes, the trustee will give to the holders of the notes notice of all defaults with respect to the notes that are known to it, unless the defaults have been cured or waived before the giving of the notice. However, except in the case of default in the payment of principal, premium, or interest with respect to the notes, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of the notes.
Sinking fund
There will be no sinking fund payments for the notes.
Modification of the indenture
H&R Block, Block Financial and the trustee may enter into supplemental indentures without the consent of the holders of the notes for one or more of the following purposes:
•
to evidence the succession of another person to Block Financial or H&R Block pursuant to the provisions of the indenture relating to consolidations, mergers, and sales of assets and the assumption by the successor of the covenants, agreements, and obligations of Block Financial or H&R Block in the indenture and in the notes;

•
to surrender any right or power conferred upon Block Financial or H&R Block by the indenture, to add to the covenants of Block Financial or H&R Block with respect to the notes such further covenants, restrictions, conditions, or provisions for the protection of the holders of the notes we consider to be for the protection of such holders, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture with respect to the notes (provided, however, that with respect to any such additional covenant, restriction, condition or provision, the supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon the occurrence of the default, may limit the remedies available to the trustee upon the occurrence of the default, or may limit the right of holders of a majority in aggregate principal amount of the notes to waive the default);

•
to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in the notes that may be defective or inconsistent with any other provision contained in the indenture, in any supplemental indenture or in the notes;

•
to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as do not adversely affect the interests of any holders of notes;

•
to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•
to add or change any of the provisions of the indenture to change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to registered notes so long as any such action does not adversely affect the interest of the holders of the notes in any material respect or permit or facilitate the issuance of notes in uncertificated form;

•
to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•
to add additional guarantees with respect to the notes or to secure the notes;

•
to make any change that does not adversely affect the rights of any holder of notes;

•
to add to, change, or eliminate any of the provisions of the indenture with respect to the notes, so long as any such addition, change or elimination not otherwise permitted under the indenture will (1) neither apply to any debt securities of any series created prior to the execution of the supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture that are necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

•
to establish the form or terms of debt securities of any series.

With the consent of the holders of not less than a majority of the then outstanding principal amount of the notes, Block Financial, H&R Block and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes; provided that no such supplemental indenture, without the consent of each holder of notes so affected, will:
•
reduce the percentage in principal amount of the notes whose holders must consent to an amendment;

•
reduce the rate of or extend the time for payment of interest on the notes;

•
reduce the principal of or extend the stated maturity of the notes;

•
reduce the premium payable upon the redemption of the notes or change the time at which the notes may or will be redeemed;

•
make the notes payable in a currency other than that stated in the notes;

•
release any security that may have been granted with respect to the notes; or

•
make any change in the provisions of the indenture relating to directing the trustee and waiving defaults or amendments that require unanimous consent of the holders of the notes.

H&R Block and Block Financial shall provide the trustee with an officers’ certificate and an opinion of counsel each stating that any such supplemental indenture is authorized or permitted by the terms of the indenture.

Satisfaction and discharge of the indenture; defeasance
The indenture will generally cease to be of any further effect with respect to the notes if:
•
we have delivered to the trustee for cancellation all notes (with certain limited exceptions); or

•
all notes not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have deposited with the trustee as trust funds the entire amount in the currency in which the notes are denominated sufficient to pay at maturity or upon redemption all of the notes, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date.

In either case, we must also pay or cause to be paid all other sums payable by us under the indenture with respect to the notes.
In addition, we have a “legal defeasance option” that generally permits us to terminate, with respect to the notes, all of our obligations under the notes and the indenture with respect to the notes. If we exercise our legal defeasance option with respect to the notes, payment of the notes cannot be accelerated because of an event of default.
We also have a “covenant defeasance option,” which if exercised with respect to the notes, modifies certain specified provisions in the indenture with respect to the notes, including modifying the covenant with respect to consolidation, merger, sale or conveyance to remove the absence of an event of default as one of the conditions under that covenant. Upon a covenant defeasance with respect to the notes, H&R Block’s and Block Financial’s obligations under the existence, payment of taxes, limitation on liens, ownership of Block Financial and change of control triggering event covenants will terminate with respect to the notes. In addition, if we exercise our covenant defeasance option with respect to the notes, payment of the notes cannot be accelerated because of certain events of default specified in the indenture, including (i) the event of default with respect to the failure on the part of H&R Block or us duly to observe or perform any covenants or agreements (other than with respect to the payment of principal, premium, if any, interest or sinking fund payments) on the part of H&R Block or us in the notes, in any resolution of the board of directors authorizing the issuance of the notes, in the indenture with respect to the notes or in the supplemental indenture with respect to the notes after a specified cure period, (ii) the event of default with respect to indebtedness of H&R Block or any Subsidiary of H&R Block not being paid within a specified cure period after final maturity or being accelerated by the holders thereof because of a default, subject to a specified monetary threshold and cure period, and (iii) the other events of default provided for in this prospectus supplement relating to the notes.
We may exercise our legal defeasance option or our covenant defeasance option with respect to the notes only if, among other things:
•
we irrevocably deposit in trust with the trustee money or United States government securities for the payment of the principal, premium, if any, and interest with respect to the notes to maturity or redemption, as the case may be;

•
we deliver to the trustee a certificate from a nationally recognized firm of independent accountants, nationally recognized investment bank or nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the notes to maturity or redemption, as the case may be;

•
no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•
the deposit does not constitute a default under any other agreement binding on us or H&R Block;

•
we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•
in the event of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that (i) we have received from the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
in the event of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes, as contemplated by the indenture, have been complied with.

The trustee will hold in trust the money or U.S. government securities deposited with it as described above and will apply the deposited money and the money from the U.S. government securities to the payment of principal, premium, if any, and interest with respect to the notes.
Additional term
The officers’ certificate setting forth the terms of the notes will provide that the maintenance of properties covenant contained in the indenture will not be applicable to the notes.
It is understood and agreed that references in the indenture to the “board of directors” of Block Financial are understood to refer to its sole manager or any other individual, group or entity that carries out an equivalent role of a board of directors in the future.

Book entry
Except as set forth below, the notes will be issued in the form of one or more fully registered notes in global form without coupons (each, a “global note”). The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof.
Global notes
Pursuant to procedures established by DTC, interests in the global notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC (“participants”) and the records of participants with respect to interests of persons other than participants. Such accounts initially were designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. Beneficial interests in the global notes may be held through the Euroclear System, operated by Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
We will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner thereof. Neither we nor the trustee nor any of their respective agents will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to, or payments made on account of, beneficial ownership interests in global notes.
We expect that DTC or its nominee, on receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payment will be the responsibility of such participants.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.
Notes that are issued as described below under “—Certificated notes” will be issued in registered definitive form without coupons (each, a “certificated note”). Upon transfer of certificated notes, such certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of notes being transferred.
DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes,

only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, the global notes will be exchanged for legended notes in certificated form, and distributed to DTC’s participants.
Unless and until they are exchanged in whole or in part for certificated notes, the global notes may not be transferred except as a whole by DTC or its nominee or to a successor of DTC or its nominee.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic computerized book entry changes in accounts of its Participants. This eliminates the need for physical movement of securities certificates. The Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and certain other organizations. Access to DTC’s system is also available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA/ NV as operator of Euroclear, and Clearstream Banking, société anonyme, as operator of Clearstream.
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2)
ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal amount and accrued and unpaid interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents have or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Redemption notices shall be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Participant in the notes to be redeemed.
Redemption proceeds, distributions and interest payments on the notes will be made to DTC or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participant and not of DTC nor its nominee, agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to DTC (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of the payments to Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Participants and Indirect Participants.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear and Clearstream.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.
Certificated notes
You may not exchange your beneficial interest in a global note for a note in certificated form unless:
(i)
DTC notifies us that it is unwilling or unable to continue as depositary for the global note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and in either case, we thereupon fail to appoint a successor depositary within 90 days; or

(ii)
an event of default shall have occurred and be continuing with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.
Concerning the trustee
We intend to appoint U.S. Bank Trust Company, National Association as the trustee for the notes under the indenture and as registrar, paying agent, transfer agent and authenticating agent with respect to the notes.
The trustee, in any capacity, has not participated in the preparation of this prospectus supplement nor does it make any representation or warranty as to the accuracy or validity of the information contained herein.

Certain U.S. federal income tax considerations
The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, administrative pronouncements, and judicial decisions, all as in effect or in existence as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations, which could result in U.S. federal income tax considerations different from those described herein. This discussion applies only to notes that are purchased in this offering at their “issue price” (i.e., the first price at which a substantial amount of the notes are sold for cash to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that are held as capital assets within the meaning of Section 1221 of the Code (generally, for investment).
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•
banks and other financial institutions;

•
insurance companies;

•
real estate investment trusts and regulated investment companies;

•
brokers and dealers in securities;

•
traders in securities that use the mark-to-market method of accounting for their securities holdings;

•
persons holding the notes as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
certain former citizens or residents of the United States;

•
pass-through entities, including entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities; and

•
tax-exempt entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership considering purchasing notes, or a partner in such a partnership, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the notes.
This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (including the estate and gift tax) that may be relevant to you in light of your particular circumstances.
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Certain additional payments
Under certain circumstances (see, e.g., under “Description of notes—Change of control triggering event”), we may become obligated to make payments on the notes in excess of stated principal and interest. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed below. We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position regarding the treatment of the notes will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the notes were acquired. Our position is not binding on the Internal Revenue Service (“IRS”), however, which may take a contrary position. If the IRS successfully asserts a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury regulations) determined at the time of issuance of the notes, with adjustments to such accruals if and when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain on the sale, exchange, retirement, redemption or other taxable disposition of the notes would be treated as ordinary interest income rather than as capital gain. You should consult your tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
U.S. holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if  (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Stated interest
Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.
Sale, exchange, retirement, redemption or other taxable disposition of notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon such disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as ordinary income as discussed above to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will, in general, be the amount paid for the note. Generally, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than 12 months. Long-term capital gains of non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Information reporting and backup withholding
In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of certain sales or other taxable dispositions (including retirements or redemptions) of the notes unless you are an exempt recipient, such as a corporation. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number and certify that you are not subject to backup withholding or otherwise establish that you are exempt from backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. holders
This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of a note that is neither a U.S. holder nor an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes, and thus a non-U.S. holder generally includes a non-resident alien individual, a foreign corporation and a foreign estate or foreign trust.
U.S. federal withholding tax
Subject to the discussion below concerning backup withholding and FATCA, U.S. federal withholding tax will not apply to any payment of interest on the notes, provided that:
•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of H&R Block Group, Inc.’s voting stock within the meaning of the Code and the Treasury regulations;

•
you are not a controlled foreign corporation that is related, directly or indirectly, to H&R Block Group, Inc. through stock ownership; and

•
you certify on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor IRS form), under penalties of perjury, that you are not a United States person as defined under the Code.

Interest payments that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so requires, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax (provided the certification requirement discussed below is satisfied), but instead are subject to U.S. federal income tax, as described below.
If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty provides for a reduction of or exemption from such tax or the interest payments are not subject to withholding because they are effectively connected with your conduct of a trade or business in the United States. To claim any exemption from or reduction of the 30% withholding tax, you should provide (i) a properly executed IRS Form W-8BEN or W-8BEN-E (or an applicable successor IRS form) claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or (ii) a properly executed IRS Form W-8ECI stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

Subject to the discussion below concerning backup withholding and FATCA, the payment of principal and gain recognized upon a sale, exchange, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax.
U.S. federal income tax
Except for the possible application of U.S. federal withholding tax (as described above) and backup withholding and FATCA withholding (as described below), payments of stated interest on your notes and any gain realized from (or accrued interest treated as received in connection with) the sale, exchange, retirement, redemption or other taxable disposition of your notes generally will not be subject to U.S. federal income tax unless:
•
in the case of gain, you are an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition of your notes and certain other conditions are met (in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S.-source losses); or

•
such interest or gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so requires, is also attributable to a U.S. permanent establishment maintained by you).

If you are engaged in a trade or business in the United States and interest or gain on the notes is effectively connected with the conduct of such trade or business (and, where an applicable tax treaty so requires, is also attributable to a U.S. permanent establishment maintained by you), you will be subject to U.S. federal income tax (but not U.S. withholding tax assuming, in the case of interest, a properly executed IRS Form W-8ECI is provided) on such interest or gain on a net income basis, generally in the same manner as if you were a U.S. holder (see “—U.S. holders” above). In addition, in certain circumstances, if you are a foreign corporation you may be subject to a branch profits tax equal to 30% (or, if a tax treaty applies, such lower rate as provided) of your effectively connected earnings and profits, subject to adjustments.
Information reporting and backup withholding
Generally, information reporting requirements will apply to payments of interest on the notes and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable tax treaty or other intergovernmental agreement.
A non-U.S. holder may be subject to additional information reporting and backup withholding on payments on the notes and the proceeds of certain sales or other taxable dispositions (including retirements or redemptions) of the notes unless the non-U.S. holder complies with certain certification procedures to establish that it is not a United States person or it is otherwise an exempt recipient. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
FATCA withholding taxes
Provisions commonly referred to as “FATCA” impose U.S. federal withholding tax at a rate of 30% on payments of U.S.-source interest (including interest paid on the notes) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies, which is typically evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements.
While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the notes, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these Treasury regulations are not final, the preamble to these Treasury regulations indicates that taxpayers may rely on them pending their finalization.
Under the terms of the notes, we are not obligated to, and we will not, pay any additional amounts if FATCA withholding applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective purchasers should consult their tax advisors regarding the effects of FATCA on their investment in the notes.
The preceding discussion of certain material U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your tax advisors as to particular tax consequences to you of holding and disposing of the notes, including the applicability and effect of any foreign, state, local or other tax laws, and of any pending or subsequent changes in applicable laws.

Certain ERISA considerations
The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which are subject to Title I of ERISA, (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).
General fiduciary matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
When considering an investment in the notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.
The acquisition and/or holding of notes by a Covered Plan with respect to which the issuer, an underwriter or certain of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes.
Representations
Accordingly, by its acceptance of a note, each purchaser and holder of notes, and subsequent transferee of a note will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold the note or (ii) the purchase and holding of a note by such purchaser or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding of the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.
Prospective investors should not construe the contents of this prospectus as, nor do the contents of this prospectus constitute, a recommendation or representation with respect to the notes (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Similar Law before making an investment in the notes.

Underwriting
Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below (the “underwriters”), for whom J.P. Morgan Securities LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. are acting as representatives (the “representatives”), have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of notes set forth opposite their names below:
Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$91,000,000
PNC Capital Markets LLC	46,375,000
U.S. Bancorp Investments, Inc.	46,375,000
RBC Capital Markets, LLC	43,750,000
TD Securities (USA) LLC	43,750,000
Truist Securities, Inc.	43,750,000
Wells Fargo Securities, LLC	35,000,000
Total	$350,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses in offering the notes. We estimate that we will pay approximately $928,721 for expenses, excluding underwriting discounts, allocable to the offering.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.
The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes (expressed as a percentage of the principal amount of the notes):
Paid by Block Financial LLC
Per note	0.650%
We have agreed for a period from the date of this prospectus supplement through and including the issue date of the notes, without the prior written consent of the representatives, not to offer, sell, contract to sell or otherwise dispose of any debt securities that are issued or guaranteed by us and that have a tenor of more than one year.

The notes are a new issue of securities with no established trading market. The underwriters have informed us that they intend to make a secondary market in the notes. However, they are not obligated to do so, and they may discontinue any such market making activity at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.
In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the notes to be higher than it might be in the absence of these purchases.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Certain relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. An affiliate of J.P. Morgan Securities LLC is the administrative agent, issuing bank, swingline lender and a lender, and J.P. Morgan Securities LLC is a joint lead arranger and joint book manager under our existing credit facility. Furthermore, certain other underwriters and/or their affiliates are agents and/or lenders under our existing credit facility. In addition, some of the underwriters or their affiliates may hold our 5.250% notes due 2025. As a result, they may receive a portion of the offering proceeds. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Block Financial. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering in Canada.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restriction set out below.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the UK Prospectus Regulation who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of lead manager for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to investors who are not considered qualified investors, provided that the number of such investors in Israel shall be no greater than 35 in any 12-month period.
Alternative settlement cycle
It is expected that delivery of the notes will be made against payment therefor on or about August 26, 2025, which is the fifth business day following the date hereof  (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before the date of delivery hereunder should consult their own advisors.

Legal matters
The validity of the guarantees and the notes will be passed upon for us by Stinson LLP, Kansas City, Missouri. Certain matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
Experts
The financial statements of H&R Block, Inc. and subsidiaries (Company) as of June 30, 2025 and 2024, and for each of the three years in the period ended June 30, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
H&R BLOCK, INC.
Common Stock
Preferred Stock
Warrants
Rights
Units
Guarantees
BLOCK FINANCIAL LLC
Debt Securities

H&R Block, Inc. (“H&R Block”) may from time to time offer to sell its common stock, preferred stock, warrants, rights, units, or guarantees of debt securities issued by Block Financial LLC (“Block Financial”), an indirect, wholly-owned subsidiary of H&R Block. H&R Block’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “HRB.”
Block Financial may from time to time offer to sell its senior or subordinated debt securities. Any such debt securities issued by Block Financial will be fully and unconditionally guaranteed by H&R Block.
We refer to H&R Block’s common stock, preferred stock, warrants, rights, units, and guarantees of Block Financial’s debt securities and Block Financial’s debt securities collectively as the “securities” in this prospectus.
H&R Block and Block Financial may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time H&R Block or Block Financial offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.
In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.
H&R Block and Block Financial may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in these securities involves risks, including the risk factors described in H&R Block’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”), on August 15, 2024, the risk factors described under the caption “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced in “Where You Can Find More Information” on page 1 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 15, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.
You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement.
We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References to “H&R Block” are to H&R Block, Inc., a Missouri corporation. References in this prospectus to “Block Financial” are to Block Financial LLC, a Delaware limited liability company and wholly-owned subsidiary of H&R Block. Unless otherwise expressly stated herein or the context otherwise requires, references to “us,” “we” or “our” are collectively to H&R Block and Block Financial.
WHERE YOU CAN FIND MORE INFORMATION
H&R Block files annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding H&R Block. H&R Block’s SEC filings can also be found on its website (www.hrblock.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on H&R Block’s website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement, or H&R Block’s SEC filings.
Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-06089) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents:
•
H&R Block’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Annual Report”);

•
H&R Block’s Definitive Proxy Statement on Schedule 14A filed on September 21, 2023, as amended, but only to the extent that such information was incorporated by reference into H&R Block’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and

•
the description of H&R Block’s common stock, which is contained in its registration statement on Form 8-C dated August 6, 1969, the description of its common stock contained in the prospectus which is a part of its registration statement on Form S-14 (File No. 2-66751) effective April 7, 1980, and including any further amendment or report filed for the purpose of updating such description and the description of H&R Block’s common stock contained in Exhibit 4.12, Description of Capital Stock, to the 2024 Annual Report.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to H&R Block’s principal executive office, located at:
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
Attention: Corporate Secretary
Telephone: (816) 854-3000

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “commits,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could,” “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include, among others, estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes, or other financial items, descriptions of management’s plans or objectives for future operations, services or products, or descriptions of assumptions underlying any of the above. They may also include the expected impact of external events beyond H&R Block’s control, such as outbreaks of infectious disease, severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate.
All forward-looking statements speak only as of the date they are made and reflect our good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, operational, and regulatory factors, many of which are beyond our control and which are described in H&R Block’s 2024 Annual Report, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, as referenced in “Where You Can Find More Information.” You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement or the relevant incorporated document, you should not regard the inclusion of this information as a representation by us or any other person that the performance, events or developments described in those statements or objectives and plans will occur. For these reasons, we caution you against relying on forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement, or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement, or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes.

OUR COMPANY
H&R Block, Inc.
H&R Block provides assisted and do-it-yourself (DIY) tax return preparation solutions through multiple channels (including in-person, online and mobile applications, virtual, and desktop software) and distributes H&R Block-branded services and products, including those of our bank partners, to the general public primarily in the U.S., Canada and Australia. H&R Block also offers small business financial solutions through company-owned and franchise offices (including in person, online and virutual) and online through Wave.
H&R Block was organized as a corporation in July 1955 under the laws of the State of Missouri. H&R Block’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. H&R Block’s telephone number is (816) 854-3000.
Block Financial LLC
Block Financial is an indirect, wholly-owned subsidiary of H&R Block. Block Financial, directly or through its subsidiaries, principally provides financing and other services, including: issuing debt obligations and making other borrowings to finance our working capital needs; servicing financial products of our financial partners; and offering credit to H&R Block’s tax preparation franchisees.
Block Financial was organized in May 1992 and was converted to a Delaware limited liability company in January 2008. Block Financial’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. Block Financial’s telephone number is (816) 854-3000.

RISK FACTORS
Investing in our securities involves risks. Please carefully consider the risk factors described in H&R Block’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
USE OF PROCEEDS
Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including refinancing of existing debt. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds. We will not receive any proceeds from any sale of securities by any selling securityholders.

DESCRIPTION OF SECURITIES
H&R Block and Block Financial may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time H&R Block or Block Financial offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings H&R Block makes with the SEC under the Exchange Act that are incorporated herein by reference.
PLAN OF DISTRIBUTION
H&R Block and Block Financial may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. The specific plan of distribution will be provided for any securities to be offered in the applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Stinson LLP, Kansas City, Missouri. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements as of June 30, 2024 and 2023 and for each of the three years in the period ended June 30, 2024, incorporated in this prospectus by reference from H&R Block, Inc.’s Annual Report on Form 10-K and the effectiveness of H&R Block, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$350,000,000
Block Financial LLC
5.375% Notes due 2032
Fully and unconditionally guaranteed by
H&R Block, Inc.
Prospectus supplement
Joint Book-Running Managers
J.P. Morgan
PNC Capital Markets LLC
US Bancorp
RBC Capital Markets
TD Securities
Truist Securities
Wells Fargo Securities
August 19, 2025